INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Franklin Electric Co., Inc. on Form S-8 of our report dated January 31, 1996 appearing in the Annual Report on Form 10-K of Franklin Electric Co., Inc. for the year ended December 30, 1995.





DELOITTE & TOUCHE LLP
Chicago, Illinois

March 26, 1996